MEMORANDUM OF UNDERSTANDING (M.O.U) BETWEEN

MINISTRY OF HEALTH OF REPUBLIC OF GHANA

AND

KALLO INC.

THIS MEMORANDUM OF UNDERSTANDING (M.O.U) is made this day, 20th November 2012 between:

REPUBLIC OF GHANA, represented by the **MINISTRY OF HEALTH**, P.O. Box MB - 44, Accra, Republic of Ghana (herein after referred to as the "Party A" which expression where the context so admits, shall include its representatives of the one part; and **KALLO INC.** with business address at 15 ALLSTATE PARKWAY, SUITE 600, MARKHAM, ON, L3R 5B4, CANADA represented by **MR. JOHN CECIL** in the capacity of **CHIEF EXECUTIVE OFFICER** on the one side, (hereinafter referred to as Party B")

WHEREAS

A. In furtherance of Ghana Government's objective to improve the level of medical services and health care delivery, Party B desires to undertake the following projects:

- The supply and implementation of a National Mobile Care program with Mobile Clinics and Clinical Command Centers integrated with the existing healthcare system and improve the healthcare delivery services to the rural and remote population of Ghana at large. Also, in situations of emergencies and Disasters these mobile clinics can reduce casualties with timely medical services on site.

B. Party A desires to facilitate the signing of an irrevocable contract with respect to the above referred supply and implementation of a National Mobile Care program with Mobile Clinics and Clinical Command Centers for the Government of Ghana under the auspices of the Hon. Minister of Health.

C. Party B desires to undertake the implementation of the projects according to the proposal dated 19th November 2012 and the terms and conditions therein.

D. Party A and Party B express, herewith their commitment to work diligently together aiming at a timely implementation and hand-over of the Mobile Care project;

E. Party B has agreed to assist Party A in the arrangement for a Buyer's credit facility from EIM Bank USA for the implementation of the Mobile Care project;

NOW THEREFORE Party A AND Party B HEREBY AGREE AS FOLLOWS:

1. That both Parties will sign a Contract for the implementation of the Mobile Care projects when all the following conditions precedent have been satisfied:

   a. Approval of the Credit Agreement by the Cabinet and Parliament of Republic of Ghana and the relevant **KALLO INC.** for the implementation of the projects;

b. Approval by the Ministry of Health of the detailed proposal for Mobile Care project submitted by Kallo Inc., dated 19 November 2012 which includes detailed technical specifications for the mobile clinics, training and maintenance support services.
c. The training program will include a certification process for Kallo Inc., affiliated Canadian Medical Teaching University and Applied Science College.
d. Successful completion of "Value for Money" audit of the Contractor's proposal and negotiations;
e. Approval of the contract by the Public Procurement Authority of Ghana.

2. That the National rollout overview and supply and training schedules will be mutually agreed, upon the acceptance of the indicative terms and condition of the loan by the Ministry of Finance and Economic Planning of the Republic of Ghana;

3. That Party B's financial proposals attached herein to be used by the Ministry of Finance and Economic Planning for consideration and value for money assessment;

   a. That Party B's technical proposals shall be considered by a team of experts for assessment and negotiation

4. Any disputes between the parties shall be resolved through negotiation and mediation by the appropriate authorities

5. That within 30 days after the signing of the MOU, Party A shall notify Party B by a written document his requirements and specifications which shall include and not be limited to the following information:

   a. Feasibility study report
   b. National geographic locations and demographic deployment schedules for Mobile Clinics and Clinical Command Centers
   c. Different functional requirements of Mobile clinics for both rural and urban locations
   d. Number of Mobile Clinics and Clinical Command Centers in each region
   e. Current standards for medical equipment in hospital in Ghana, for example: the standard of radiation control of X-ray machine
   f. Standards for electric appliances used in mobile clinics and for environmental protection, for example: power outlet and interface of electric appliances, busing standards for the protection for X-ray machine
   g. Standards for waste water treatment, medical waste treatment, operating room and supply room of the Mobile Clinic
   h. Human resources deployment in district level hospital for mobile clinic
   i. Standards for contagious diseases isolation and sterilization in Ghana
   j. Principal of accessory and spare-parts supply
   k. Principle of medical consumables and medical equipment consumables

The summary breakdown of costs associated with the product and services for Mobile Care project is given below:

Mobile Acute Care Clinics to cover 10 regions of Ghana	12 clinics
12 clinics @ US$5,000,000/- = US$60,000,000/-**	
Clinical Command Centers (CCC's) for 12 mobile clinics	4 CCC's

4 CCC's @ US$850,000/- = US$3,400,000/-**

5 Year Mandatory Maintenance, Calibration services including technology and clinical application support

US$63,400,000/- x 0.30 x 5 = US$95,100,000/-** for 5 years comprehensive support.

TOTAL PROJECT COST FOR NATIONAL IMPLEMENTATION AND MAINTENANCE SUPPORT FOR 5 YEARS = US$158,500,000/-**

** Terms and conditions of supply will apply

In witness whereof, the **MINISTRY OF HEALTH** acting for and on behalf of the **GOVERNMENT OF GHANA** and **KALLO INC.** have caused this Memorandum of Understanding to be signed by their authorized representatives as of the day and year written above.

SIGNED, SEALED AND
DELIVERED BY

Date: 20th November 2012

HON. ALBAN SUMANA KINGSFORD BAGBIN
MINISTER OF HEALTH
MINISTRY OF HEALTH OF
THE REPUBLIC OF GHANA

SIGNED, SEALED AND
DELIVERED BY

Date: 20th November 2012

MR. JOHN CECIL
CHAIRMAN & CHIEF EXECUTIVE OFFICER
KALLO INC.

IN THE PRESENCE OF

IN THE PRESENCE OF

Attachments:

1. Kallo Inc., Mobile Care Proposal dated 19th November 2012
2. Healthcare Solution for Ghana